                                Filed pursuant to Rule 424(b)(5)
                                Registration Statement Nos. 333-2837 & 333-41793


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 21, 1998

                                  $500,000,000
                               ALBERTSON'S, INC.
LOGO

                          MEDIUM-TERM NOTES, SERIES C
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
                           ------------------------

     The Company may offer from time to time its Medium-Term Notes, Series C (the "Notes") due 9 months or more from the date of issue, as selected by the initial purchaser and agreed to by the Company, in an aggregate principal amount not to exceed $500,000,000.
     Interest on the Fixed Rate Notes will be payable on each June 1 and December 1 and at maturity, unless otherwise specified in the applicable Pricing Supplement. Interest on the Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement. Zero Coupon Notes will not bear interest.
     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be redeemable or subject to repayment at the option of the Holder prior to their Stated Maturity. If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company at any time after the date or dates specified therein as described therein. If so specified in the applicable Pricing Supplement, the Notes will be subject to repayment at the option of the Holder, in whole or in part, on the date or dates specified therein as described therein.
     Unless otherwise specified in the applicable Pricing Supplements, the Notes offered hereby will be issued in global or definitive form in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. If Notes are issued as Book-Entry Notes, a global security representing Book-Entry Notes will be registered in the name of the nominee of The Depository Trust Company, which will act as Depositary. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Except as described herein under "Description of Notes -- Book-Entry System", owners of beneficial interests in a global security will not be considered the Holders thereof and will not be entitled to receive physical delivery of Notes in definitive form, and no global security will be exchangeable except for another global security of like denomination and terms to be registered in the name of the Depositary or its nominee. See "Description of Notes".
                           ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                           ------------------------

                                    PRICE TO              AGENTS'                   PROCEEDS TO
                                    PUBLIC(1)         COMMISSIONS(2)               COMPANY(2)(3)
                                ------------------------------------------
Per Note........................       100%            .125% - .750%             99.875% - 99.250%
Total...........................   $500,000,000    $625,000 - $3,750,000    $499,375,000 - $496,250,000

------------
(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay the Agents a commission of from .125% to .750%, depending on maturity, of the principal amount of any Notes sold through them as agents (or sold to such Agents as principal in circumstances in which no other discount is agreed). Commissions and discounts with respect to Notes with maturities in excess of 30 years will be negotiated between the Company and such Agent at the time of sale. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $300,000 payable by the Company.
                           ------------------------
     Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents on their own behalf at negotiated discounts. The Company reserves the right to sell Notes directly on its own behalf. The Company also reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. No termination date for the offering of the Notes has been established. The Company may also sell Notes to an Agent as principal for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent or, if so agreed, at a fixed public offering price. The Company or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution".

GOLDMAN, SACHS & CO.
                              J.P. MORGAN & CO.
                                                             MERRILL LYNCH & CO.
                           ------------------------

          The date of this Prospectus Supplement is February 17, 1998

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION".

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Notes offered hereby for general corporate purposes, which may include the payment of outstanding indebtedness, the financing of capital expenditures and acquisitions and the purchase and retirement of the Company's common stock.

                              DESCRIPTION OF NOTES

GENERAL

     The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as "Offered Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. Capitalized terms used but not defined herein or in the accompanying Prospectus have the meanings assigned to them in the Indenture. The terms and conditions set forth herein will apply to each Note unless otherwise specified in the applicable Pricing Supplement delivered herewith. Section and Article references used herein are references to the Indenture.

     The Notes constitute a single series for purposes of the Indenture and may be issued from time to time in an aggregate principal amount of up to $500,000,000, subject to reduction as a result of the sale by the Company of other Debt Securities referred to in the accompanying Prospectus. The foregoing limit, however, may be increased by the Company if in the future it determines that it may wish to sell additional Notes. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of the Debt Securities" in the accompanying Prospectus.

     All Debt Securities, including the Notes, issued and to be issued under the Indenture will be senior unsecured general obligations of the Company that will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

     Unless previously redeemed by the Company or repaid by the Company at the option of the Holder, a Note will mature on the date ("Stated Maturity") 9 months or more from its date of issue that is specified on the face thereof and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be issuable in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

     Each Note will be represented by either a global security (a "Global Security") registered in the name of a nominee of the Depositary (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "Book-Entry System" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered owner of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture.

It is currently contemplated that all of the Notes will be issued as Book-Entry Notes. See "Book-Entry System" below.

     Notes will be sold in individual issues of Notes having such interest rate or interest rate formula, if any, Stated Maturity and date of original issuance as shall be selected by the initial purchasers and agreed to by the Company. Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any Zero Coupon Note, will bear interest at a fixed rate or at a rate determined by reference to one or more of the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate, the CMT Rate or the Federal Funds Rate, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note. See "Interest Rate." Zero Coupon Notes will be issued at a discount from the principal amount payable at the Stated Maturity thereof, but Holders of Zero Coupon Notes will not receive periodic payments of interest thereon.

     The Notes may be issued as Original Issue Discount Notes. An Original Issue Discount Note is a Note, including any Zero Coupon Note, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or repayment or acceleration of the maturity thereof an amount less than the principal amount thereof shall become due and payable. In the event of redemption or repayment or acceleration of the maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption or repayment or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such Note. In addition, a Note issued at a discount may, for federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or repayment or acceleration of maturity of such Note. Special considerations applicable to Original Issue Discount Notes will be described in the applicable Pricing Supplement.

     The Notes may be issued with the principal amount at Stated Maturity, or the amount of interest payable on an Interest Payment Date, to be determined with reference to an index or indices (e.g., commodities, financial or non-financial indices) set forth in the applicable Pricing Supplement. Holders of such Notes may receive a principal amount at Stated Maturity that is greater or less than the face amount of the Notes depending upon such index. Information as to the method for determining the principal amount payable at Stated Maturity or the amount of interest payable on an Interest Payment Date, as the case may be, the applicable index and certain additional tax considerations will be set forth in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company at any time after the date or dates specified therein, as described therein. If so specified in the applicable Pricing Supplement, the Notes will be redeemable in whole or in part at the option of the Company at any time at 100% of the principal amount thereof, together with accrued interest, plus a Make-Whole Premium, if any. See "Optional Redemption".

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to repayment at the option of the Holder prior to their Stated Maturity. If so specified in the applicable Pricing Supplement, the Notes will be subject to repayment at the option of the Holder on the date or dates specified therein, as described therein, at the repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. See "Repayment at the Option of the Holder".

     The defeasance and covenant defeasance provisions of the Indenture described under the caption "Description of Debt Securities -- Defeasance and Covenant Defeasance" in the accompanying Prospectus will apply to the Notes.

     The covenant provisions of the Indenture described under the caption "Description of Debt Securities -- Certain Covenants of the Company" in the accompanying Prospectus will apply to the Notes.

     The Notes will not be subject to any sinking fund.

     Book-Entry Notes may be transferred or exchanged only through a participating member of the Depositary. See "Book-Entry System".

     Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of First Trust of New York, National Association, in the Borough of Manhattan, The City of New York.

INTEREST RATE

     Each Note, other than a Zero Coupon Note, will bear interest from its date of issue or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or earlier date of redemption or repayment as specified below under "Payment of Principal and Interest".

     Each Note, other than a Zero Coupon Note, will bear interest at either (a) a fixed rate (a "Fixed Rate Note") or (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (each term as defined below). A Floating Rate Note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a "Maximum Rate"); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a "Minimum Rate"). The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate basis for such Note and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate basis for such Note. "Market Day" means (a) with respect to any Note, any Business Day in The City of New York, and (b) with respect to any LIBOR Note, any Business Day in The City of New York which is also a London Business Day. The term "Business Day", as used herein with respect to any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law, regulation or executive order to close. As used herein, "London Business Day" means any day in which dealings in deposits are transacted in the London interbank market. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate basis is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, First Trust of New York, National Association, will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth herein or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

     The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for such

Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be one or more of: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note; (b) the Prime Rate, in which case such Note will be a Prime Rate Note; (c) LIBOR, in which case such Note will be a LIBOR Note; (d) the Treasury Rate, in which case such Note will be a Treasury Rate Note; (e) the CD Rate, in which case such Note will be a CD Rate Note; (f) the CMT Rate, in which case such Note will be a CMT Rate Note; (g) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note; or (h) such other interest rate basis or formula as is set forth in such Pricing Supplement. The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date, the Interest Determination Date and the Interest Reset Date with respect to such Note.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week, except as provided below; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until the Stated Maturity, or the date of redemption or repayment, as the case may be. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Market Day with respect to such Floating Rate Note, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

     The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date") and for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

     All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded upwards).

     In addition to any maximum interest rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Market Day, the next succeeding Market Day or (ii) the Market Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

     Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) on the relevant Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper -- Non-Financial". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                   360 X D
   Money Market Yield = 100 X ----------------
                                360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

     Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Prime Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page USPRIME1 on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     LIBOR Notes

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Reset Date will be determined by the Calculation Agent as follows:

          (i) The Calculation Agent will determine either (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the applicable Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in these sentences, the rate of interest in effect for the applicable period will be the rate of interest in effect on such LIBOR Interest Determination Date.

     Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any), and will be payable on the dates, specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market". In the event such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the

Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     CD Rate Notes

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Reset Date, the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Calculation Date, such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate Notes

     CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CMT Rate Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate

Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

     Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on the relevant Federal Funds Rate Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Calculation Date, such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

PAYMENT OF PRINCIPAL AND INTEREST

     Interest will be payable to the Person in whose name a Note is registered (which in the case of Global Securities representing Book-Entry Notes will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the Person to whom principal shall be payable (which in the case of Global Securities representing Book-Entry Notes will be the Depositary or a nominee of the Depositary). The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" with respect to any Floating Rate Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day, and the "Regular Record Date" with respect to any Fixed Rate Note shall be the May 15 and November 15 next preceding the June 1 and December 1 Interest Payment Dates.

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement (each an "Interest Payment Date"), and in each case, at maturity or date of earlier redemption or repayment. If an Interest Payment Date (other than at Stated Maturity, a Redemption Date or an Optional Repayment Date) with respect to any Floating Rate Note would otherwise fall on a day that is not a Market Day with respect to such Note, such Interest Payment Date will be on the next succeeding Market Day (with interest accruing to but excluding the next succeeding Market Day) (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the next preceding Market Day (with interest accruing to but excluding the next preceding Market Day)). If the Stated Maturity, Redemption Date or Optional Repayment Date of a Floating Rate Note falls on a day that is not a Market Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, to the date of such payment on the next succeeding Market Day.

     Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

     With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, or Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Any payment on any Fixed Rate Note due on any day which is not a Market Day need not be made on such day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

     Payment of the principal of, premium, if any, and interest, if any, due with respect to any Certificated Note at maturity or date of earlier redemption or repayment will be made in immediately available funds upon surrender of such Note at the Corporate Trust Office of First Trust of New York, N.A., acting as Paying Agent, in the Borough of Manhattan, The City of New York, provided that the Certificated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes other than at maturity or date of earlier redemption or repayment will be made by check mailed to the address of the Person entitled thereto as it appears upon the books maintained by the Paying Agent on the relevant Regular Record Date or by wire transfer to such account as may have been appropriately designated in writing no later than the Regular Record Date by such Person.

     The total amount of any principal of, premium, if any, and interest, if any, due on any Global Security representing one or more Book-Entry Notes on any Interest Payment Date or at maturity or date of earlier redemption or repayment will be made available to the Trustee in immediately available funds on such date and the Trustee will make such payments from the funds so provided to The Depository Trust Company, New York, New York (the "Depositary", which term includes any successor Depositary on such date). The Depositary will allocate such payments to each Book-Entry Note represented by such Global Security and make payments to the owners or holders thereof in accordance with its existing operating procedures. Neither the Company nor the Trustee shall have any responsibility or liability for such payments by the Depositary. So long as the Depositary or its nominee is the registered owner of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture and the Book-Entry Notes. The Company understands, however, that under existing industry practice, the Depositary will authorize the Persons on whose behalf it holds a Global Security to exercise certain rights of Holders of Debt Securities. See "Book-Entry System".

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

     Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity, the Redemption Dates, the Optional Repayment Dates or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

     The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, repayment provisions, if any, Stated Maturity and other terms will be represented by a single Global Security; provided, however, that, if by reason of the foregoing, a single Global Security would exceed $200,000,000 in aggregate principal amount, then one Global Security will be issued to represent each $200,000,000 of aggregate principal amount and an additional Global Security will be issued to represent any remaining principal amount. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons held with it with the respective principal or face amounts of the Book-Entry Notes represented by such Global Security. Such accounts shall be designated by the Agents with respect to Book-Entry Notes or by the Company if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     Payment of principal of, premium, if any, and interest, if any, on Book-Entry Notes represented by any such Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Neither the Company nor the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

     The Company expects that the Depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on any Global Security, will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Beneficial interests in Book-Entry Notes will be evidenced only by, and transfers thereof will be affected only through, records maintained by the Depositary and its participants. Owners of beneficial interests in a Global Security will not be entitled to and will not be considered the Holders thereof for any purpose under the Indenture, except under certain circumstances described in the Indenture. Accordingly, each Person owning a beneficial interest in such a Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. For a further description of the depositary arrangement with respect to Global Securities, see "Description of Debt Securities--Book-Entry System" in the accompanying Prospectus.

REPAYMENT AT THE OPTION OF THE HOLDER

     The Notes will be repayable by the Company at the option of the Holders thereof prior to Stated Maturity only if one or more optional repayment dates are specified in the applicable Pricing Supplement ("Optional Repayment Dates"). If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid (or, if this Note is an Original Issue Discount Note, such lesser amount as provided therein), together with unpaid interest accrued to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

     Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, holders of beneficial interests ("Beneficial Owners") of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry System."

     If applicable, the Company will comply with the requirements of Rule 14c-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

OPTIONAL REDEMPTION

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company at any time after the date or dates specified therein. If one or more such dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the Redemption Date.

     If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the Company's option, as a whole or from time to time in part, on any date prior to their Stated Maturity at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any. (Sections 1101, 1104 and
1106)

     The "Make-Whole Premium" in respect of any Note is intended to be the amount, if any, which, when added to the then outstanding principal amount of such Note, would, if invested on the Redemption Date of such Note in U.S. Treasury securities with maturities equal to the Remaining Life of the Notes, have a yield to maturity equal to the original yield to maturity of the Notes, based on the initial public offering price of the Notes set forth in the applicable Pricing Supplement. The amount of the Make-Whole Premium in respect of the principal amount of any Note to be redeemed will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of such Note, of
(A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on such Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

     The "Treasury Yield" in respect of any Note to be redeemed shall be determined as of the date on which notice of redemption of such Note is sent to the Holder thereof by reference to the most recent Federal Reserve Statistical Release H.15 (519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of the Notes and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of the Notes" shall equal the number of years from the Redemption Date to the Stated Maturity of the Notes; provided that if the Remaining Life of the Notes being redeemed is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of the Notes shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of the Notes and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of the Notes, except that if the Remaining Life of the Notes is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

     Notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each Holder as that address appears in the Security Register.

     The Company may purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Distribution Agreement, dated February 17, 1998 (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company through Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agents"), who have agreed to use reasonable efforts to solicit purchases of the Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchases of Notes as a whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, as a whole or in part. The Company will pay the Agents a commission of from .125% to
 .750% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents, with commissions with respect to Notes with maturities in excess of 30 years to be negotiated between the Company and the Agents at the time of sale.

     The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents, or if so agreed, at a fixed public offering price. The Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell the Notes to any dealer at a discount and, unless otherwise specified in an accompanying Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount received by the Agents from the Company. After the initial public offering of Notes that are to be resold by the Agents to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed. The Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company.

     In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes, and short positions created by the Agents involve the sale by the Agents of a greater aggregate principal amount of Notes than they are required to purchase from the Company in the offering. The Agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Agents, as agents or principals, and any dealers who purchase Notes from the Agents and resell them to investors, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses.

     Certain of the Agents and their affiliates from time to time have been, and certain of them continue to be, commercial lenders to the Company, and have performed, and certain of them continue to perform, various commercial banking and investment banking services for the Company, for which customary compensation has been received. In this connection, as of the date of this Prospectus Supplement, Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., is serving as the lead agent bank for the Company's $600 million revolving credit facility.

     The Company does not intend to apply for the listing of the Notes on a national securities exchange, but has been advised by the Agents that the Agents intend to make a market in the Notes, as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Notes offered hereby will be passed upon for the Company by Thomas R. Saldin, Esq., Executive Vice President, Administration and General Counsel of the Company and for the Agents by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

LOGO

                               ALBERTSON'S, INC.

                                DEBT SECURITIES
                            ------------------------

     Albertson's, Inc. (the "Company") may from time to time offer debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness ("Debt Securities") in one or more series with an aggregate initial offering price not to exceed $500,000,000. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations, maturity, interest rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities.

     The Company may sell Debt Securities to or through underwriters and may also sell Debt Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters, and the compensation, if any, of such underwriters or agents.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE ANY SALE OF DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------

                The date of this Prospectus is January 21, 1998.

                             AVAILABLE INFORMATION

     Albertson's, Inc. ("Albertson's" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104. In addition, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") with respect to the Debt Securities offered hereby under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1997; Quarterly Report on Form 10-Q for the 13 weeks ended May 1, 1997; Quarterly Report on Form 10-Q for the 26 weeks ended July 31, 1997; and Quarterly Report on Form 10-Q for the 39 weeks ended October 30, 1997, each as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Albertson's, Inc., 250 Parkcenter Boulevard, Boise, Idaho 83706 or P.O. Box 20, Boise, Idaho 83726, Attention: Corporate Secretary, telephone (208) 395-6200.

                                  THE COMPANY

     Albertson's is one of the largest retail food-drug chains in the United States based on sales. As of October 30, 1997, the Company operated 857 stores in 20 Western, Midwestern and Southern states and employed approximately 90,000 people. The Company's retail operations are supported by 11 Company-owned distribution centers.

     All of the Company's stores carry a broad range of national brands and offer private label items when they are a value to the consumer. The Company emphasizes everyday low prices, large up-to-date facilities, first-class perishable and specialty departments, cleanliness and customer service.

     The Company operates three basic store formats:

          Combination food-drug stores -- Combination stores are super grocery/super drugstores under one roof. Most offer prescription drugs as well as an expanded selection of cosmetics and non-foods in addition to specialty departments such as service seafood and meat, bakery, lobby/video, service delicatessen and floral. As of October 30, 1997, the Company operated 746 combination food-drug stores. These stores range in size from 35,000 to 75,000 square feet and account for approximately 91% of the Company's total retail square footage.

          Conventional supermarkets -- Conventional supermarkets are supermarkets that offer a full selection in the basic departments of grocery, meat, produce, dairy and limited non-food lines. Many also have in-store bakeries and service delicatessens. As of October 30, 1997, the Company operated 72 conventional supermarkets. These stores range in size from 15,000 to 35,000 square feet and account for approximately 5% of the Company's total retail square footage.

          Warehouse stores -- Warehouse stores are no-frills stores that offer shoppers the opportunity to save by buying in quantity. Special emphasis is placed on quality meat and produce at discount prices. As of October 30, 1997, the Company operated 39 warehouse stores primarily under the name "Max Food and Drug." These stores range in size from 17,000 to 73,000 square feet and account for approximately 4% of the Company's total retail square footage.

     The Company is committed to maintaining a modern store base, with an emphasis on larger stores. All existing stores are continually evaluated, with marginal performers closed and either leased, subleased or sold. As of October 30, 1997, approximately 96% of the Company's total retail square footage had been opened or remodeled in the prior ten years. The Company currently operates over 7 million square feet of distribution facilities that supply approximately 77% of all products purchased by the Company's retail stores.

     Albertson's is a Delaware corporation organized as a successor to a business founded by J. A. Albertson in 1939. Albertson's principal executive offices are located at 250 Parkcenter Boulevard, Boise, Idaho 83706, and its telephone number is (208) 395-6200.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the payment of outstanding indebtedness, the financing of capital expenditures and acquisitions and the purchase and retirement of the Company's common stock. When a particular series of Debt Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Debt Securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated. Earnings consist of earnings from continuing operations before income taxes and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

                           52 WEEKS   53 WEEKS   52 WEEKS   52 WEEKS   52 WEEKS   39 WEEKS   39 WEEKS
                            ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                           JAN. 28,   FEB. 3,    FEB. 2,    FEB. 1,    JAN. 30,   OCT. 31,   OCT. 30,
                             1993       1994       1995       1996       1997       1996       1997
                           --------   --------   --------   --------   --------   --------   --------
Ratio of Earnings to
  Fixed Charges..........    6.19x      6.96x      7.45x      8.16x      7.77x      7.50x      6.40x

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any accompanying Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by an accompanying Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the accompanying Prospectus Supplement relating to such Debt Securities.

     The Debt Securities will be issued under an Indenture, dated as of May 1, 1992 (the "Indenture"), between the Company and First Trust of New York, National Association, as Trustee (the "Trustee", as successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York), a copy of which is filed as an exhibit to this Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by, reference to all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such provisions or defined terms are incorporated herein or therein by reference. Section and Article references used herein are references to the Indenture.

GENERAL

     The Debt Securities will be senior unsecured general obligations of the Company that will rank on a parity with other senior unsecured indebtedness of the Company from time to time outstanding. The Debt Securities offered by this Prospectus will be limited to $500,000,000 aggregate principal amount (based on the aggregate initial public offering price of such Debt Securities), although the Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder. The Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series.

     Reference is made to the applicable Prospectus Supplement for a description of the following terms of the series of Debt Securities ("Offered Securities") in respect of which this Prospectus is being delivered: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the person to whom any interest on any Offered Security shall be payable, if other than the person in whose name the Offered Security is registered on the Regular Record Date; (4) the date or dates on which the Offered Securities will mature; (5) the rate or rates at which the Offered Securities will bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which any interest will accrue, the Interest Payment Dates on which any such interest on the Offered Securities will be payable, and the Regular Record Dates for interest payable on any such Interest Payment Dates; (6) the place or places where the principal of and any premium and interest on the Offered Securities will be payable; (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Offered

Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company; (8) the obligation of the Company, if any, to redeem or repurchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of the Holders and the price or prices at which and the terms and conditions upon which such Offered Securities shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Offered Securities; (9) the denominations in which any Offered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the Offered Securities; (11) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which will be payable upon declaration of the acceleration of the Maturity thereof;
(12) the applicability of any provisions described under "Certain Covenants of the Company"; (13) the applicability of any provisions described under "Defeasance and Covenant Defeasance"; (14) whether any of the Offered Securities are to be issuable in permanent global form, and, if so, the terms and conditions, if any, upon which interests in such Offered Securities in global form may be exchanged, in whole or in part, for the individual Offered Securities represented thereby; (15) any Events of Default with respect to the Offered Securities of such series, if not otherwise set forth under "Events of Default"; and (16) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. (Section 301) Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 101)

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities will be payable, and the exchange of and the transfer of Debt Securities will be registerable, at the office or agency of the Company maintained for such purpose and at any other office or agency maintained for such purpose. (Sections 305 and 1002) Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued in denominations of $1,000 or integral multiples thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

     All moneys paid by the Company to a Paying Agent for the payment of principal, premium, if any, or interest, if any, on any Debt Security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to the Company, and thereafter the Holder of such Debt Security may look only to the Company for payment thereof. (Section
1003)

     In the event of any redemption, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that series to be redeemed and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)

BOOK-ENTRY SYSTEM

     The provisions set forth below in this section headed "Book-Entry System" will apply to the Debt Securities of any series if the Prospectus Supplement relating to such series so indicates.

     The Debt Securities of such series will be represented by one or more global securities (collectively, a "Global Security") registered in the name of a depositary (the "Depositary") or a nominee of the Depositary identified in the Prospectus Supplement relating to such series. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

     Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary, or its nominee, is the registered holder and owner of such Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the Indenture. Except as set forth below or as otherwise provided in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the Indenture or such Global Security. (Section 305)

     Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Debt Securities under the Indenture or such Global Security. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Debt Securities or an owner of a beneficial interest in a Global Security desires to take any action that the Depositary, as the holder of such Global Security, is entitled to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and premium, if any, and interest, if any, on Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of such Global Security.

     The Company expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Neither the Company nor the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in such Global Security owning through such participants.

     Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities represented by a Global Security will be exchangeable for Debt Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,
(ii) the Company in its discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof or (iii) an Event of Default has occurred and is continuing with respect to the Debt Securities. (Section 305) Any Debt Security that is exchangeable pursuant to the preceding sentence is exchangeable for Debt Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

CERTAIN COVENANTS OF THE COMPANY

     Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness by the Company. If so indicated in the applicable Prospectus Supplement, certain covenants contained in the Indenture which are summarized below will be applicable (unless waived or amended) to the series of Debt Securities to which such Prospectus Supplement relates so long as any of the Debt Securities of such series are outstanding. The covenants contained in the Indenture and any series of Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

  Limitations on Liens

     If the Company or any Subsidiary shall, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any evidence of indebtedness for money borrowed or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed ("Debt"), secured by a Lien on (1) any Principal Property of the Company or of any Subsidiary or (2) any shares of capital stock or Debt of any Subsidiary (which Debt is then held by the Company or any Subsidiary), the Company will secure or cause such Subsidiary to secure the Debt Securities of any series entitled to the benefit of such covenant equally and ratably with such secured Debt for so long as such secured Debt shall be so secured, unless the aggregate amount of all such secured Debt, together with all Attributable Debt of the Company and its Subsidiaries with respect to Sale and Leaseback Transactions involving Principal Properties (with the exception of such transactions that are excluded as described in "Limitations on Sale and Leaseback Transactions" below), would not exceed 10% of Consolidated Net Tangible Assets.

     The above restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (i) Liens on property of, or on any shares of capital stock of or Debt of, any corporation existing at the date of the Indenture or at the time such corporation becomes a Subsidiary; (ii) Liens in favor of the Company or any Wholly-owned Subsidiary; (iii) Liens in favor of governmental bodies to secure progress, advance or certain other payments; (iv)(A) if made in the ordinary course of business, Liens as security for the performance of contracts other than in connection with the borrowing of money, deferred purchase price of property or services, an advance of moneys or the securing of Debt, (B) Liens with governmental agencies to qualify the Company or any Subsidiary to do business, maintain self-insurance or obtain certain other benefits, (C) mechanics' Liens, landlord Liens or statutory Liens securing obligations incurred in the ordinary course of business not overdue or being contested in good faith by appropriate proceedings and not incurred directly or indirectly in connection with the borrowing of money, the deferred purchase price of property or services or an advance of moneys, or (D) easements, exceptions, reservations or similar encumbrances on real property that do not materially interfere with the operation of such property or impair the value of such property for the purposes for which such property is or may reasonably be expected to be used by the Company or its Subsidiaries; (v) Liens for taxes, assessments or governmental charges or levies not yet due and payable or payable without penalty or being contested in good faith by appropriate proceedings; (vi) Liens created by or resulting from any litigation or legal proceeding that is being contested in good faith by appropriate proceedings, Liens arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired, or Liens arising out of individual final judgments or awards in amounts of less than $100,000, provided that the aggregate amount of all such individual final judgments or awards shall not at any one time exceed $1,000,000; (vii) Liens on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), and purchase money and construction Liens that are entered into within 360 days after the latest to occur of the acquisition, completion of construction or the commencement of full operation of such property; (viii) Liens securing industrial revenue or pollution control bonds; (ix) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; and (x) any extension, renewal or refunding of any Lien referred to in the foregoing clauses (i) through (ix), inclusive, to the extent the amount of Debt secured by such Lien is not increased from the amount originally so secured. (Section 1008)

  Limitations on Sale and Leaseback Transactions

     Neither the Company nor any Subsidiary may enter into any Sale and Leaseback Transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of the Company and its Subsidiaries with respect to all such transactions plus all secured Debt (with the exception of secured Debt which is excluded as described in "Limitations on Liens" above) would not exceed 10% of Consolidated Net Tangible Assets.

     This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any Sale and Leaseback Transaction if (i) the lease is for a period, including renewal rights, not in excess of three years; (ii) the sale or transfer of the Principal Property is made within 180 days after the latest to occur of the acquisition, construction or the commencement of full operation of such property; (iii) the lease secures or relates to industrial revenue or pollution control bonds; (iv) the transaction is between the Company and a Wholly-owned Subsidiary or between Wholly-owned Subsidiaries; (v) the lease payment obligation is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation; or (vi) the Company or such Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of the Company (other than Funded Debt subordinate to the Debt Securities) or of any Subsidiary (other than through payment at maturity or a mandatory sinking fund or other mandatory prepayment) or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of (a) the net proceeds from the sale of the Principal Property leased or (b) the fair market value of the Principal Property leased. (Section 1009)

  Certain Definitions Applicable to Covenants

     Certain terms defined in Section 101 of the Indenture and applicable to the covenants are summarized below:

     "Attributable Debt" means, as to any particular lease under which the Company or any Subsidiary is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equal to the weighted average interest rate per annum borne by the Debt Securities of each series outstanding pursuant to the Indenture compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Lease Obligations" means any rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Consolidated Net Tangible Assets" means the net book value of all assets of the Company and its consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, less all liabilities of the Company and its consolidated Subsidiaries (except Funded Debt, minority interests in consolidated Subsidiaries, deferred taxes and general contingency reserves of the Company and its consolidated Subsidiaries), which in each case would be included on a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Funded Debt" means (a) all indebtedness of the Company and its Subsidiaries for money borrowed, or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed, maturing on, or renewable or extendible at the option of the obligor to, a date more than one year from the date of the determination thereof (but not including indebtedness under any revolving credit arrangement with banks except for any indebtedness converted pursuant to any such arrangement into a term loan which meets the requirements of this clause (a)), (b) Capital Lease Obligations payable on a date more than one year from the date of the determination thereof, (c) guarantees, direct or indirect, and other contingent obligations of the Company and its Subsidiaries in respect of, or to purchase or otherwise acquire or be responsible or liable for (through the investment of funds or otherwise), any obligations of the type described in the foregoing clauses (a) or (b) of others (but not including contingent liabilities on customers' receivables sold with recourse), and (d) amendments, renewals, extensions and refundings of any obligations of the type described in the foregoing clauses (a), (b) or (c).

     "Lien" means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing).

     "Nonrecourse Obligation" means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Subsidiary or any assets of the Company or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

     "Principal Property" means (a) any real property (including, without limitation, leasehold interests) together with the improvements thereon and the equipment, if any, constituting a part of the facility located thereon (including, without limitation, any warehouse, service center, shopping center or distribution center, wherever located) and (b) other equipment, in each case, of the Company or any Subsidiary and having a book value on the date as of which the determination is being made of more than 1% of Consolidated Net Tangible Assets as most recently determined prior to such date; provided, however, that for purposes of clause (a) above, separate parcels of real property which are operated generally as part of a single facility (such as a single warehouse, service center, shopping center or distribution center) shall be deemed to be a single property, and for purposes of clause (b) above, separate items of equipment that are secured by Liens shall be deemed to be a single property to the extent they are secured by such Liens pursuant to the same financing transaction or a series of related financing transactions.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

EVENTS OF DEFAULT

     Any one of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series (unless such event is specifically inapplicable to a particular series as described in the Prospectus Supplement relating thereto): (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) default under indebtedness for money borrowed of the Company or any Significant Subsidiary (as defined) having an aggregate outstanding principal amount of at least $25,000,000 or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such indebtedness of the Company or any Significant Subsidiary, which default either
(i) shall constitute a failure to make a principal payment of at least $25,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in either case, such indebtedness having been discharged or such default rescinded or annulled within 10 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of that series specifying such default and requiring the Company or such Significant Subsidiary to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization involving the Company or a Significant Subsidiary; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) No Event of Default described above with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Sections 601 and 603) Subject to certain provisions, including those requiring security and indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512)

     The Indenture provides that the Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, stating as to each signer thereof that he is familiar with the affairs of the Company and whether or not to the best of his knowledge the Company is in default in the performance and observance of any of the Company's obligations under the Indenture and if the Company shall be in default, specifying all such defaults of which he has knowledge and the nature and status thereof. (Section 1004)

     If an Event of Default shall occur and be continuing with respect to Debt Securities of any series, either the Trustee or the Holders of at least 25% in aggregate principal amount of all Outstanding Debt Securities of that series may accelerate the maturity of all Debt Securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Meetings, Modifications and Waiver" below.

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations generally do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal or interest on such Security on or after the respective due dates expressed in such Debt Security. (Section 508)

MEETINGS, MODIFICATIONS AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on any Debt Security, (b) reduce the principal amount of, rate of interest on or any premium payable upon the redemption of any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the Place of Payment where, or the coin or currency in which, principal, premium, if any, or interest on any Debt Security is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity or

Redemption Date, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (g) modify any of the provisions set forth in this paragraph except to increase any such percentage or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. (Section 902)

     The Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1010) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to Securities of that series, except a default (a) in the payment of principal of, any premium on or any interest on any Debt Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof. (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction (treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction) no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that, if such provision is made applicable to the Debt Securities of any series pursuant to the provisions of the Indenture, the Company may elect (i) to defease and be discharged from any and all obligations in respect of such Debt Securities except for certain obligations to register the transfer or exchange of such Debt Securities, to replace temporary, destroyed, stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust ("defeasance") or (ii) (A) to omit to comply with certain restrictive covenants in Sections 1005 through 1009 (including the covenants referred to above under "Certain Covenants of the Company") and (B) to deem the occurrence of any event referred to in clauses (d) (with respect to Sections 1005 through 1009 inclusive), (e) and (g) under "Events of Default" above not to be or result in an Event of Default if, in each case with respect to the Outstanding Debt Securities of such series as provided in Section 1303 on or after the date the conditions set forth in Section 1304 are satisfied ("covenant defeasance"), in either case upon the deposit with the

Trustee (or other qualifying trustee), in trust, of money and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the Debt Securities of such series on the respective Stated Maturities and any mandatory sinking fund payments or analogous payments on the days payable, in accordance with the terms of the Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance or covenant defeasance and will be subject to Federal income tax on the same amount, and in the same manner and at the same times as would have been the case if such deposit, defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. The Prospectus Supplement relating to a series may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series. (Article Thirteen)

     In the event the Company omits to comply with certain covenants of the Indenture with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall, however, remain liable for such payments.

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Debt Security Register. (Sections 101 and 106)

REPLACEMENT OF SECURITIES

     Any mutilated Debt Security will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Debt Security or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee. In the case of a destroyed, lost or stolen Debt Security an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security before a replacement Debt Security will be issued. (Section 306)

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

REGARDING THE TRUSTEE

     The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities of any series for which the Trustee serves as trustee, the Trustee must eliminate such conflict or resign. (Section 608) The Trustee currently provides certain banking and financial services to the Company in the ordinary course of business and may provide such services in the future.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters, and the compensation, if any, of such underwriters or agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Certain of the underwriters who participate in the distribution of Debt Securities and their affiliates may perform various commercial banking and investment banking services for the Company from time to time in the ordinary course of business.

     The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the applicable Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Debt Securities offered hereby will be passed upon for the Company by Thomas R. Saldin, Esq., Executive Vice President, Administration and General Counsel of the Company.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated by reference in its Annual Report on Form 10-K for the year ended January 30, 1997, which is incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their report with respect thereto, and have been so incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


             ======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE
PROSPECTUS OR ANY PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS
PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT
CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY
SECURITIES OTHER THAN THE SECURITIES DESCRIBED HEREIN AND THEREIN OR AN OFFER TO
SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES
IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS
PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT NOR ANY SALE
MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF
ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

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                                        PAGE
Use of Proceeds........................   S-2
Description of Notes...................   S-2
Supplemental Plan of Distribution......  S-16

                 PROSPECTUS
Available Information..................     2
Incorporation of Certain Documents
  by Reference.........................     2
The Company............................     3
Use of Proceeds........................     3
Ratio of Earnings to Fixed Charges.....     4
Description of the Debt Securities.....     4
Plan of Distribution...................    14
Legal Matters..........................    15
Experts................................    15

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

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                                  $500,000,000

                               ALBERTSON'S, INC.

                          MEDIUM-TERM NOTES, SERIES C
                              DUE 9 MONTHS OR MORE
                               FROM DATE OF ISSUE

                            ------------------------

                                      LOGO
                            ------------------------

                              GOLDMAN, SACHS & CO.

                               J.P. MORGAN & CO.

                              MERRILL LYNCH & CO.

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